First Quarter 2023 Investor Presentation April 26, 2023

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s First Quarter 2023 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage- backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult. Basis of Presentation On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. All references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.

Recent Achievements and Performance Highlights 3 Annaly produced a positive economic return in the first quarter despite elevated volatility in financial markets Annaly remains conservatively positioned with lower leverage, ample liquidity and expanded financing capacity Annaly modestly grew its portfolio during the first quarter while maintaining our overweight Agency MBS given robust returns Long-term shareholder value creation continues to be the priority of Annaly’s management and Board of Directors  Earnings available for distribution* of $0.81 per average common share for the quarter, down $0.08 from the prior quarter  Book value per common share of $20.77  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 3.0% for the first quarter  Raised $563 million of accretive common equity through the Company’s at-the-market (“ATM”) sales program(5)  Expanded Board of Directors with the election of new Independent Director Martin Laguerre  Total assets of $85.5 billion, including $77.6 billion in highly liquid Agency portfolio representing 91% of total assets(4)  Continued to favor a more defensive posture in light of the environment; portfolio growth was driven by deployment of accretive equity capital raised early in the quarter while portfolio distribution migrated marginally up in coupon  Annaly’s MSR portfolio was relatively unchanged quarter-over-quarter with $1.8 billion in assets, representing 15% of dedicated capital  Annaly Residential Credit Group’s portfolio increased modestly in the first quarter, driven by ~$100 million of OBX retained securities across three deals settled in the quarter  During the quarter, Annaly received a 2022 SHARP award from Freddie Mac, recognizing superior mortgage servicing portfolio performance  Economic leverage* of 6.4x, up from 6.3x quarter-over-quarter  $5.7 billion of unencumbered assets, including cash and unencumbered Agency MBS of $3.8 billion  Annaly Residential Credit Group remains the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS(1); priced four residential whole loan securitizations totaling $1.5 billion in proceeds since the beginning of the first quarter(2)  Added $700 million in credit facility capacity across our Residential Credit and Mortgage Servicing Rights Groups since the beginning of the first quarter(3)  Financing costs increased with average GAAP cost of interest-bearing liabilities of 4.52%, up 81 basis points quarter-over-quarter and average economic cost of interest-bearing liabilities* of 2.34%, up 23 basis points quarter-over-quarter Financing & Liquidity Portfolio Performance Shareholder Value Source: Company filings. Financial data as of March 31, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance

First Quarter 2023 Financial Highlights 4 ($1.79) | $0.81 $20.77 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.6% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $85.5bn $11.8bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $3.8bn of cash and unencumbered Agency MBS $5.7bn of total unencumbered assets Total Hedge Portfolio(4) $80bn Hedge portfolio, up from $76bn in Q4’22, to limit interest rate sensitivity in this volatile rate environment Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) Source: Company filings. Financial data as of March 31, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 6.3x 6.4x Q4 2022 Q1 2023 1.90% 1.76% Q4 2022 Q1 2023 3.82% 3.96% Q4 2022 Q1 2023 107% 106% Q4 2022 Q1 2023 Agency 67% MSR 15% ARC 18% 2.11% 2.34% Q4 2022 Q1 2023 Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $85.5 billion(1) | Total Shareholders’ Equity: $11.8 billion 5 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $77.6bn $7.7bn Assets(1) Capital(2) $1.8bn $1.8bn Assets(1) Capital(2) $5.2bn $2.1bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of March 31, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Current Illustrative Levered Returns by Business

In the current environment, Annaly's investment strategies offer attractive new money returns

	Agency	Residential Credit	MSR	Blended Total
	Current Agency MBS spread levels remain wide relative to historical levels, which offer attractive nominal returns	Whole loans, our preferred investment approach within Residential Credit, offer illustrative returns of 12-15%; RMBS offer illustrative returns of 13-15%	Low note rate MSR, similar to our current portfolio composition, offer attractive hedged returns relative to at-the-money MSR	Our three-pronged housing finance platform allows us to invest across asset classes where relative returns are strongest while prudently managing our leverage profile
Dedicated Capital[1]	67%	18%	15%	100%
Current Illustrative Levered Returns[2]	14%–16%	12%–15%	9%–12%	13%–15%
Less: Operating Expenses[3]				*(1.35%) – (1.50%)*

← More Leverage Employed — Less Leverage Employed →

Weighted by capital, Annaly's investment strategies offer current new money returns of 11.5% – 13.5% after giving effect to operating expenses, which is in-line with its current dividend yield on book value

Illustrative Blended Total Net Return: **11.5%–13.5%**

Source: Company filings. Financial data as of March 31, 2023. Market data as of April 24, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
6

Market Environment & Annaly Positioning

The Macroeconomic State of Affairs The banking turmoil has increased uncertainty over the economic outlook; however, labor markets remained robust in the first quarter and inflation remained well above the Federal Reserve’s target 8 Q1 2023 Market and Economic Developments The labor market is slowing though it remains strong for now Inflation appears to have peaked, but the service sector has not slowed much thus far Market pricing of the hiking cycle was very volatile in Q1… …as banks came under pressure through deposit outflows Note: Data as of April 24, 2023, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.  The economy saw robust consumption and a strong labor market, but is showing increased signs of a slowdown − High interest rates continue to weigh on housing and manufacturing  Inflation is easing given positive base effects, but service sector price increases remain too strong  The Federal Reserve has slowed the pace of rate increases, raising the Federal Funds target rate 25 basis points at both the January and March meetings, and we anticipate the end of the hiking cycle is near  The collapse of Silicon Valley Bank and other institutions has led to a deterioration in the outlook for the economy  Interest rate volatility has been elevated once again as an uncertain outlook weighs on investor sentiment 5.2% 3.8% (8%) (6%) (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 2020 2021 2022 2023 Core Services ex. Shelter Headline Consumer Price Index: 3m Annualized Change(1), % 0 100 200 300 400 500 600 700 800 900 Jan-21 Sep-21 May-22 Jan-23 Monthly Change in Non-Farm Payrolls(1), thousands ($400) ($200) $0 $200 $400 $600 $800 $1,000 2019 2020 2021 2022 2023 Large Banks Small Banks Foreign Banks Monthly Change in Commercial Bank Deposits(3), $ billion 4.00 4.25 4.50 4.75 5.00 5.25 5.50 5.75 6.00 Feb Mar May Jun Jul Sep Nov Dec 12/30/2022 3/8/2023 3/31/2023 OIS Implied Fed Funds Rates at 2023 Meetings(2), %

Conservative Approach to Credit in the Current Environment

With a keen focus on underwriting standards and risk management, Annaly's MSR and Residential Credit portfolios have strong credit profiles supported by high-quality borrowers

Key Portfolio Characteristics

MSR Portfolio
(Excludes Interests in MSR / MSR of LP Interest)



2.81% 2.81% 2.88% 2.88% 2.88% 2.94% 2.94% 2.97% 2.97%
66% 66% 64% 67% 68% 68% 68% 68% 68%
762 761 762 760 759 759 759 759 759
Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023
Orig. FICO
Orig. LTV
Portfolio Note Rate

- Portfolio constructed to include MSR note rate profile less than 3.25% given stability of collateral cash flows
  - Weighted average MSR note rate is +300bps lower than the prevailing mortgage rate
- Weighted average original FICO and original LTV of the MSR portfolio is indicative of a strong credit borrower
  - Original FICO of 759
  - Original LTV of 68%
  - D60+ profile of 0.5%

Residential Credit – Whole Loan Portfolio



66% 66% 66% 66% 66% 67% 67% 68% 68%
754 758 761 762 762 761 760 759 759
Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023
Orig. FICO
Orig. LTV

- Weighted average original FICO and original LTV of the whole loan portfolio are 759 and 68%, respectively, with mark-to-market LTV of ~60%
- Consistently tightened credit standards in order to limit layered risk of any single loan or borrower
- Only 1% of the whole loan portfolio has an original FICO <700 and an original LTV >80% following guideline tightening
  - D60+ profile of 0.7%
- The credit profile of our whole loan portfolio is strong, which should help insulate the portfolio from credit losses

Source: Company filings. Financial data as of March 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 9

Business Update

Agency | Business Update

Annaly modestly grew its Agency portfolio in the first quarter and continued to shift upwards in coupon with nominal spreads at historically attractive levels

Strategic Approach

- Annaly's Agency portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including Agency CMBS, that provides complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- Volatility was elevated in the first quarter as economic and inflation data initially remained resilient while recent banking failures in March cast doubt on the economic and monetary policy outlook
- Following further widening, nominal Agency MBS spreads are highly attractive relative to historical periods, particularly given funding markets remain healthy
- Although MBS are fundamentally attractive with stable cash flows and low prepayment speeds, the technical backdrop is challenging
  - Money managers continue to be the primary source of demand, with the Federal Reserve continuing to run off its portfolio and banks likely on the sidelines following recent sector turmoil

Agency Portfolio Detail

Assets



NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2020
2021
2022
'23

Hedges[1]



Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2020
2021
2022
'23

Funding[2]



Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2020
2021
2022
'23

Source: Company filings. Financial data as of March 31, 2023.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

11

Agency | Portfolio Summary

- Annaly Agency Portfolio: $77.6 billion in assets at the end of Q1 2023, an increase of 7% compared to Q4 2022, driven by deployment of equity capital raised early in the quarter
- Purchased specified pools and TBAs as we selectively invested new capital while portfolio distribution migrated marginally up in coupon
  - Annaly ended the quarter with 56% of the portfolio in 4.5%, 5.0% and +5.5% coupons, up from 51% in the prior quarter
- Added swap hedges to correspond with assets purchased throughout the quarter as we maintained a defensive duration position amid elevated volatility in yields
- Annaly's MBS portfolio prepayment speeds continued to slow during the quarter to 5.5 CPR, down from 7.5 CPR in Q4 2022 given seasonal factors, with expectations for prepays to increase modestly during the second quarter with spring buying season

Total Dedicated Capital: $7.7 billion[1]

Asset Type[1]



IO/IIO/CMO
<1%
15yr
2%
20yr
1%
DUS
3%
ARM/HECM
<1%
30yr
94%

Pass Through Coupon Type[2]



<=2.5%
5%
3.0%
6%
3.5%
16%
4.0%
17%
4.5%
21%
5.0%
23%
>=5.5%
12%

Portfolio Quality[3]



High Quality
29%
Medium Quality
27%
40+ WALA
8%
Generic
36%

Note: Financial data as of March 31, 2023. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

MSR | Business Update

Annaly has established a leading presence in the MSR market and is well positioned to continue to opportunistically grow

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering attractive yield while providing a mechanism to hedge mortgage basis volatility and slower discount prepayment speeds
- Annaly is well-equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms
- Annaly serves as a complementary strategic partner to originators given certainty of capital and non-competitive business strategy
- Portfolio consists of Conventional MSR (Fannie and Freddie)(1)

Market Trends

- The MSR bulk market remains extremely active, with transfer volumes roughly in line with Q1 2022, and 45% above Q1 2021 levels
  - Originator profitability remains challenged, and we expect MSR sales to continue to serve as a source of supply
- Low WAC MSR valuations improved in the first quarter despite lower rates as supply was met with strong demand and speeds slowed
- The buyer base for MSR remains diversified with banks, REITs, non-bank mortgage companies and private equity all receiving servicing transfers in the first quarter; the sector continues to attract new capital

Freddie Mac 2022 SHARP Award Recipient

SERVICER HONORS AND REWARDS PROGRAM

2022 Freddie Mac SHARP Award Winner

Recognized for superior servicing portfolio performance

ONSLOW BAY FINANCIAL
An Annaly Company

Annaly MSR Valuation and Prepayment Speeds
(Excludes Interests in MSR / MSR of LP Interest)



5.24x
5.38x
5.48x
5.25x
5.34x
10.9%
8.2%
7.3%
6.4%
6.4%
6.4%
5.4%
4.9%
4.3%
4.1%
3.5%
3.0%
2.5%
2.4%
2.7%
Jan Feb Mar
Q1 2022
Apr May Jun
Q2 2022
Jul Aug Sep
Q3 2022
Oct Nov Dec
Q4 2022
Jan Feb Mar
Q1 2023
MSR Multiple
3M CPR

Source: Company filings. Financial data as of March 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
13

MSR | Portfolio Summary

Annaly's MSR portfolio size was relatively unchanged quarter-over-quarter, after growing nearly 3x in 2022

- Annaly MSR Portfolio: $1.8 billion(1) in assets at the end of Q1 2023, a 2% increase compared to Q4 2022 and an increase of 48% year-over-year
- Portfolio is comprised of primarily low WAC, high credit quality collateral
- As of the end of the first quarter, MSR represented 15% of Annaly's dedicated equity capital(2)
- Added $250 million of credit facility capacity in the first quarter, bringing total capacity to $750 million
- Pipeline of MSR in the market expected to be sold in 2023 remains elevated

Total Dedicated Capital: $1.8 billion

Annaly MSR Holdings (Market Value, $mm)



$42
$56
$211
$113
$409
$83
$124
$203
$575
$89
$486
$645
$100
$545
$1,233
$124
$1,108
$1,735
$123
$190
$1,421
$1,896
$151
$1,705
$1,787
$40
$1,748
$1,830
$39
$39
$1,791
Q1 2021
Q2 2021
Q3 2021(3)
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

Portfolio Summary	Market Value ($bn)	$1.79
	UPB ($bn)	$129.5
	Loan Count	388,418
Collateral Characteristics	WAC	2.97%
	Avg Loan Size	$333,505
	Orig FICO	759
	Orig LTV	68%
Collateral Performance	1M CPR	3.4%
	3M CPR	2.7%
	D30	0.5%
	D60+	0.5%

Source: Company filings. Financial data as of March 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
14

Residential Credit | Business Update

Annaly Residential Credit Group maintained its defensive positioning amidst volatility during the quarter, opportunistically utilizing its securitization platform and preserving the strong credit profile of the portfolio in the current environment

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with forty-two deals comprising over $16.5 billion of issuance priced since the beginning of 2018[1]
- Nimble platform that can deploy capital across both the residential whole loan and Non-Agency securities markets depending on relative value
- Expanded whole loan sourcing capabilities through the Onslow Bay correspondent channel
- Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Modest use of balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- Issuance continued to slow across all Non-Agency RMBS products during the first quarter representing nearly one-third of Q1 2022 levels[2]
  - Whole loan transactional volumes moderated while securitized product spreads were mixed; Non-QM AAAs and Jumbo spreads were ~45bps wider and CRT spreads (investment grade and non-investment grade) were ~10-25bps tighter
- Onslow Bay's continued focus on credit quality and active loan management helps to protect the portfolio from housing market weakening

Onslow Bay Whole Loan Portfolio

- **Original FICO**: 759
- **Original LTV**: 68%
- **D30 Delinquencies**: 1.0%
- **D60+ Delinquencies**: 0.7%

Top Non-Bank Prime Jumbo & Expanded Credit MBS Issuers ($mm)[3]

Rank	Issuer	2022-2023 YTD
1	Onslow Bay Financial	$7,332
2	Invictus Capital Partners	6,854
3	Blue River Mortgage/Angelo Gordon	4,454
4	Angel Oak	3,523
5	Lone Star Funds	3,484
6	A&D Mortgage	3,058
7	Bayview	3,044
8	MFA Financial	2,681
9	Rocket Mortgage	2,232
10	Change Lending	2,090

2023 YTD Securitizations

Onslow Bay Financial
An Annaly Company

$405 Million
OBX 2023-NQM1
Non-QM | January 2023

$306 Million
OBX 2023-J1
Prime Jumbo | February 2023

$421 Million
OBX 2023-NQM2
Non-QM | February 2023

$408 Million
OBX 2023-NQM3
Non-QM | April 2023

Source: Company filings. Financial data as of March 31, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
15

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.2 billion in assets at the end of Q1 2023, up 4% from Q4 2022
  - Consists of a $4.2 billion securities portfolio and a $1.0 billion whole loan portfolio(1)
- Securities portfolio up modestly quarter-over-quarter, driven by ~$100 million of OBX retained securities across three deals settled in Q1 2023
- Settled approximately $645 million of whole loans during the quarter across both Onslow Bay and our joint venture(2)
- Annaly has priced four securitizations since the beginning of the first quarter totaling $1.5 billion in proceeds(3)
  - Annaly remains the largest non-bank issuer, and the third largest overall, of Prime Jumbo & Expanded Credit MBS from 2022 through 2023(4)
  - Securitization strategy has resulted in $8.8 billion of OBX debt outstanding at an average cost of funds of 3.8%(5)

Total Dedicated Capital: $2.1 billion

Sector Type(6)(7)



CRT
21%
OBX Retained
22%
Prime
4%
Alt A
2%
Subprime
3%
NPL
9%
RPL
15%
Prime Jumbo
6%
WL
18%

Coupon Type(6)



ARM
3%
IO
6%
Floating
22%
Fixed
62%
Fixed
Duration
<2yrs
7%

Rating



Investment
Grade
39%
Unrated
39%
Non-Investment
Grade
22%

Note: Financial data as of March 31, 2023, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
16

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
GAAP net income (loss) per average common share[(1)]	($1.79)	($1.96)	($0.70)	$2.21	$5.46
Earnings available for distribution per average common share*[(1)]	$0.81	$0.89	$1.06	$1.22	$1.11
Dividends declared per common share	$0.65	$0.88	$0.88	$0.88	$0.88
Book value per common share	$20.77	$20.79	$19.94	$23.59	$27.08
Annualized GAAP return (loss) on average equity	(28.84%)	(31.78%)	(9.94%)	30.60%	65.62%
Annualized EAD return on average equity*	14.82%	16.19%	17.57%	17.49%	14.01%
Net interest margin[(2)]	0.09%	0.65%	1.42%	2.64%	3.20%
Average yield on interest earning assets[(3)]	3.96%	3.86%	3.47%	3.58%	3.61%
Average GAAP cost of interest bearing liabilities[(4)]	4.52%	3.71%	2.38%	1.12%	0.48%
Net interest margin (excluding PAA)[(2)]*	1.76%	1.90%	1.98%	2.20%	2.04%
Average yield on interest earning assets (excluding PAA)[(3)]*	3.96%	3.82%	3.24%	2.87%	2.62%
Average economic cost of interest bearing liabilities[(4)]*	2.34%	2.11%	1.54%	1.11%	0.89%
GAAP leverage, at period-end[(5)]	5.9x	6.0x	5.8x	5.4x	5.3x
Economic leverage, at period-end[(5)]*	6.4x	6.3x	7.1x	6.6x	6.4x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

For the quarters ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Agency mortgage-backed securities $65,623,534 $62,274,895 $63,037,241 $55,593,336 $57,787,141 Residential credit risk transfer securities 1,085,384 997,557 1,056,906 965,714 845,809 Non-Agency mortgage-backed securities 2,028,656 1,991,146 2,156,706 2,026,658 1,737,333 Commercial mortgage-backed securities 500,611 526,309 588,500 457,026 357,354 Total securities $69,238,185 $65,789,907 $66,839,353 $59,042,734 $60,727,637 Residential mortgage loans $1,642,822 $1,809,832 $1,551,637 $1,486,811 $1,650,151 Residential mortgage loan warehouse facility - - 70 322 - Corporate debt - - - - 1,967,667 Total loans, net $1,642,822 $1,809,832 $1,551,707 $1,487,133 $3,617,818 Mortgage servicing rights $1,790,980 $1,748,209 $1,705,254 $1,421,420 $1,108,937 Interests in MSR - - - 83,622 85,653 Agency mortgage-backed securities transferred or pledged to securitization vehicles $- $- $431,388 $458,268 $544,991 Residential mortgage loans transferred or pledged to securitization vehicles 10,277,588 9,121,912 8,770,626 8,418,979 7,264,316 Assets transferred or pledged to securitization vehicles $10,277,588 $9,121,912 $9,202,014 $8,877,247 $7,809,307 Assets of disposal group held for sale(1) $- $- $11,371 $97,414 $- Total investment portfolio $82,949,575 $78,469,860 $79,309,699 $71,009,570 $73,349,352 Financial Highlights and Trends (cont’d) 19 Unaudited (dollars in thousands)

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 21 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s First Quarter 2023 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($839,328)	($886,814)	($273,977)	$863,317	$2,023,894
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other	(1,712)	1,124,924	2,702,512	615,216	159,804
Net (gains) losses on derivatives[1]	1,286,458	202,337	(1,976,130)	(1,014,651)	(1,704,569)
Loan loss provision (reversal)[2]	(219)	7,258	(1,613)	(29,380)	812
Business divestiture-related (gains) losses	-	13,013	2,936	23,955	354
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[3]	758	758	758	1,302	1,130
Non-EAD (income) loss allocated to equity method investments[4]	(244)	(306)	(2,003)	(3,270)	(9,920)
Transaction expenses and non-recurring items[5]	1,358	807	1,712	1,751	3,350
Income tax effect on non-EAD income (loss) items	8,278	(418)	(9,444)	28,841	27,091
TBA dollar roll income and CMBX coupon income[6]	18,183	34,767	105,543	161,673	129,492
MSR amortization[7]	(43,423)	(38,633)	(22,897)	(33,810)	(19,652)
EAD attributable to non-controlling interests	(3,470)	(1,548)	(1,287)	3,379	(1,639)
Premium amortization adjustment (PAA) cost (benefit)	491	(8,136)	(45,414)	(127,521)	(179,516)
Earnings Available for Distribution*	427,130	448,009	480,696	490,802	430,631
Dividends on preferred stock	31,875	29,974	26,883	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$395,255	$418,035	$453,813	$463,919	$403,748
GAAP net income (loss) per average common share[8]	($1.79)	($1.96)	($0.70)	$2.21	$5.46
Earnings available for distribution per average common share[8]*	$0.81	$0.89	$1.06	$1.22	$1.11
Annualized GAAP return (loss) on average equity	(28.84%)	(31.78%)	(9.94%)	30.60%	65.62%
Annualized EAD return on average equity (excluding PAA)*	14.82%	16.19%	17.57%	17.49%	14.01%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Premium Amortization Reconciliation					
Premium amortization expense	$56,534	$38,829	$39,406	($4,869)	($25,353)
Less:					
PAA cost (benefit)	491	(8,136)	(45,414)	(127,521)	(179,516)
Premium amortization expense (excluding PAA)	$56,043	$46,965	$84,820	$122,652	$154,163
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$818,250	$798,934	$678,488	$645,615	$655,850
PAA cost (benefit)	491	(8,136)	(45,414)	(127,521)	(179,516)
Interest income (excluding PAA)*	$818,741	$790,798	$633,074	$518,094	$476,334
Economic Interest Expense Reconciliation					
GAAP interest expense	$798,787	$663,847	$400,491	$170,475	$74,922
Add:					
Net interest component of interest rate swaps	(385,706)	(286,600)	(141,110)	(992)	62,541
Economic interest expense*	$413,081	$377,247	$259,381	$169,483	$137,463
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$818,741	$790,798	$633,074	$518,094	$476,334
Less:					
Economic interest expense*	413,081	377,247	259,381	169,483	137,463
Economic net interest income (excluding PAA)*	$405,660	$413,551	$373,693	$348,611	$338,871
Economic Metrics (excluding PAA)					
Average interest earning assets	$82,644,998	$82,859,799	$78,143,337	$72,123,055	$72,590,876
Interest income (excluding PAA)*	818,741	790,798	633,074	518,094	476,334
Average yield on interest earning assets (excluding PAA)*(1)	3.96%	3.82%	3.24%	2.87%	2.62%
Average interest bearing liabilities	$70,635,632	$69,981,694	$65,755,563	$60,446,528	$61,865,292
Economic interest expense*	413,081	377,247	259,381	169,483	137,463
Average economic cost of interest bearing liabilities*(2)	2.34%	2.11%	1.54%	1.11%	0.89%
Interest income (excluding PAA)*	$818,741	$790,798	$633,074	$518,094	$476,334
TBA dollar roll income and CMBX coupon income(3)	18,183	34,767	105,543	161,673	129,492
Economic interest expense	(413,081)	(377,247)	(259,381)	(169,483)	(137,463)
Subtotal	$423,843	$448,318	$479,236	$510,284	$468,363
Average interest earning assets	$82,644,998	$82,859,799	$78,143,337	$72,123,055	$72,590,876
Average TBA contract and CMBX balances	13,949,884	11,499,881	18,837,475	20,566,553	19,229,537
Subtotal	$96,594,882	$94,359,680	$96,980,812	$92,689,608	$91,820,413
Net interest margin (excluding PAA)*	1.76%	1.90%	1.98%	2.20%	2.04%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Economic leverage ratio reconciliation					
Repurchase agreements	$60,993,018	$59,512,597	$54,160,731	$51,364,097	$52,626,503
Other secured financing	250,000	250,000	250,000	-	914,255
Debt issued by securitization vehicles	8,805,911	7,744,160	7,844,518	7,502,483	6,711,953
Participations issued	673,431	800,849	745,729	696,944	775,432
Total GAAP debt	$70,722,360	$68,307,606	$63,000,978	$59,563,524	$61,028,143
Less non-recourse debt:					
Credit facilities[(1)]	$-	$-	$-	$-	($914,255)
Debt issued by securitization vehicles	(8,805,911)	(7,744,160)	(7,844,518)	(7,502,483)	(6,711,953)
Participations issued	(673,431)	(800,849)	(745,729)	(696,944)	(775,432)
Total recourse debt	$61,243,018	$59,762,597	$54,410,731	$51,364,097	$52,626,503
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$12,241,647	$11,050,351	$16,209,886	$19,723,326	$19,006,949
Payable for unsettled trades	3,259,034	1,157,846	9,333,646	1,995,960	1,992,568
Receivable for unsettled trades	(679,096)	(575,091)	(2,153,895)	(434,227)	(407,225)
Economic debt*	$76,064,603	$71,395,703	$77,800,368	$72,649,156	$73,218,795
Total equity	11,909,033	11,369,426	10,951,555	11,089,900	11,478,770
Economic leverage ratio*	6.4x	6.3x	7.1x	6.6x	6.4x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

24

Glossary and Endnotes

Glossary 26 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 27 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for 2022 to 2023 YTD as of April 7, 2023. 2. Includes a $408mm whole loan securitization that priced in April 2023. 3. Represents a $200mm upsize to an existing credit facility for Annaly Residential Credit Group and a new $250mm credit facility for Annaly Mortgage Servicing Rights Group during the quarter as well as a new $250mm credit facility for Annaly Residential Credit Group subsequent to quarter end. 4. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $10.3bn, include TBA purchase contracts (market value) of $12.0bn, CMBX derivatives (market value) of $0.4bn and $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. 5. Net of sales agent commissions and excluding other offering expenses. Page 4 1. Dividend yield is based on annualized Q1 2023 dividend of $0.65 and a closing price of $19.11 on March 31, 2023. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $10.3bn, include TBA purchase contracts (market value) of $12.0bn, CMBX derivatives (market value) of $0.4bn and $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2023 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $12.0bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $10.3bn, include $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2023 exclude commercial real estate assets. Page 6 1. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2023 exclude commercial real estate assets. 2. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 3. Represents operating expense as a percentage of average equity as of March 31, 2023 annualized. Page 8 1. Based on March 2023 data from the U.S. Bureau of Labor Statistics. 2. Based on April 24, 2023 market data retrieved via Bloomberg. 3. Based on monthly data through March 2023 from the Federal Reserve H.8 Assets and Liabilities of Commercial Banks in the U.S. Page 11 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 12 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. Page 14 1. Includes limited partnership interests in a MSR fund, which is reported in Other Assets. 2. Capital allocation is calculated as the difference between allocated assets and liabilities. Dedicated capital as of March 31, 2023 exclude commercial real estate assets. 3. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 15 1. Includes a $408mm whole loan securitization that priced in April 2023. 2. Based on data from Wall Street Research as of March 31, 2023. 3. Issuer ranking data from Inside Nonconforming Markets for 2022 to 2023 YTD as of April 7, 2023. Page 16 1. Excludes participations issued totaling $0.7bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $408mm residential whole loan securitization that priced in April 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2022 to 2023 YTD as of April 7, 2023. 5. Reflects cost of funds only for outstanding debt held by third parties. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $4.4mm of Prime IO, OBX Retained contains $156.7mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $60.2mm of Prime Jumbo IO.

Endnotes (cont’d) 28 Page 18 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 19 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at September 30, 2022 and June 30, 2022. Non-GAAP Reconciliations Page 22 1. Excludes $385.7mm, $286.6mm, $141.1mm, $1.0mm and ($62.5mm) of net interest on the Company's interest rate swaps for the quarters ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively, which is reported in Net gains (losses) on derivatives in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Includes a loan loss (reversal)/provision of $0.0mm, $0.0mm, $0.0mm, ($2.5mm) and $0.2mm on the Company’s unfunded loan commitments for the quarters ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Amount includes depreciation and amortization expense related to equity method investments. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.1mm for each of the quarters presented. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 8. Net of dividends on preferred stock. Page 23 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.1mm for each of the quarters presented. Page 24 1. Included in Other secured financing in the Company's Consolidated Statements of Financial Condition.